Exhibit 99.1

Hycroft Announces 2025-2026 Exploration Drill Program

Two Core Drill Rigs Arriving in August

WINNEMUCCA, NV, July 30, 2025 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) today announces it will soon be initiating its 2025-2026 Exploration Drill Program (the “2025-2026 Exploration Drill Program”) at the Hycroft Mine, located in Nevada, USA, a Tier-1 mining jurisdiction. The 2025-2026 Exploration Drill Program comprises approximately 14,500 meters of core drilling utilizing two drill rigs.

The Exploration Program is designed to expand and advance the high-grade opportunities at Brimstone and Vortex while also supporting geophysics, geochemistry, and other step out exploration in newly identified target areas east of Brimstone, including the Manganese target. The 2025-2026 Exploration Drill Program aims to extend these systems along dip and along strike as both systems remain open in all directions and at depth. Crews are mobilized, and drilling is scheduled to commence in early August.

Drill Program Details

●	The 2025-2026 Exploration Drill Program builds on the successes of the 2023 and 2024 Drill Programs which led to the discovery of the two high-grade silver systems at Brimstone and Vortex. That drill program delivered two of the best holes ever drilled in Hycroft’s more than 40-plus year operating history. Drill results demonstrated significant high-grade silver mineralization grading several hundred grams/tonne silver including intervals in the several thousand grams/tonne silver (>11,000 g/t Ag). For detailed drill results and support data, visit www.hycroftmining.com.

●	Following the 2024 Drill Program, the exploration team analyzed the results, conducted additional geophysics work, and further refined the mineralization and structural controls of the high-grade systems. This work became the foundation for selecting targets for the 2025-2026 Exploration Program.

Alex Davidson, Vice President, Exploration, stated: “Data from the 2023 and 2024 Drill Programs has provided multiple target horizons in both Brimstone and Vortex. The multiple overlapping mineralizing events at both Brimstone and Vortex bringing significant metal into these deposits, is what has shaped our 2025-2026 drill program. From the data we learned that the high-grade silver at Brimstone is the result of an intermediate sulfidation system which is uniquely different from the rest of the Hycroft mineralization. In Vortex, the high-grade silver is related to pre-mineral low-angle structural preparation. This new understanding of structure and intrusive trends defined by geochemical associations, geophysics and field mapping has been integrated into a new cohesive geologic model that is also being applied to our exploration efforts, not just in the Brimstone and Vortex area but east of Brimstone and throughout the rest of the Hycroft district. The targets for the 2025-2026 Exploration Drill Program have been developed through extensive review of our data within the new model.”

Diane Garrett, President and CEO, added: “Our first-principles approach at Hycroft has led us to understand the controls driving the Hycroft system in a new way, resulting in the spectacular results we achieved in 2023 and 2024 and opening up new prospective targets previously not identified. Now, in 2025, we will continue to build on these findings to explore, define, and aggressively pursue the growth potential of the high-grade Brimstone and Vortex systems. We believe the significance and importance of silver at Hycroft was previously overlooked, as silver represents a substantial and previously underappreciated source of potential future revenue at the Hycroft Mine. Our team’s ongoing work is unlocking significant value for shareholders as we continue to uncover the full potential of this world-class asset.”

Ms. Garrett continued: “I also want to recognize our team for their incredible commitment to ensuring the health and safety of our employees and anyone who comes to the mine site. In addition to our exploration and development activities, we maintain a full mine site with heavy machinery, numerous on-site contractors as well as daily monitoring and maintenance activities. Safety is the number one priority at every stage of a mining project, and I commend the Hycroft team for always leading with this commitment. As of mid-2025, I am proud to announce that we concluded more than two and a half consecutive years with a Total Reportable Injury Frequency Rate of 0.00. With drilling ramping up on our high-grade silver targets and engineering studies in full swing, safety remains front and center for the entire Hycroft team. This strict adherence to safety discipline and culture within Hycroft will serve us well as we transition to the next phase of operations.”

Drilling is being conducted by Timberline Drilling Incorporated of Elko, NV and Alford Drilling of Winnemucca, NV. Assays are being completed by ALS Geochemical of Reno, NV. The Company’s Qualified Person is Alex Davidson, Vice President, Exploration.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023 continuing in 2024, Hycroft announced the discovery of two new high-grade silver systems within the known resource area. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2025 and 2026.

For further information, please contact:

info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re- establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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